Rules 424(b)(3) and 424(c)
                                                      Registration No. 333-86823


                                [IMRGLOBAL LOGO]


     PROSPECTUS SUPPLEMENT NO.1, DATED DECEMBER 3, 1999, TO THE PROSPECTUS,
      DATED SEPTEMBER 17, 1999 (THE "PROSPECTUS") OF IMRGLOBAL CORPORATION
         (THE "COMPANY") INCLUDED IN REGISTRATION STATEMENT ON FORM S-3
                           REGISTRATION NO. 333-86823

         The Prospectus under the caption "Selling Shareholders" indicates that Vincent C. Campanella is a selling shareholder with respect to 1,189,011 shares of Common Stock (including 630,195 shares held in four irrevocable trusts for which Mr. Campanella disclaims beneficial ownership). On November 19, 1999, Mr. Campanella transfered 111,763 shares of Common Stock of the Company to the V.C. Campanella Family Charitable Trust (the "Charitable Trust"), the trustees of which are Vincent C. Campanella, William R. Plato and Phillip J. Campanella. As a result of this transfer, the Charitable Trust is a selling shareholder for the purposes of the Prospectus with respect to the indicated 111,763 shares of Common Stock of the Company. Capitalized terms used herein and not defined herein have the meanings set forth in the Prospectus.